Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Registration Statement on Form S-1, Amendment No. 2 of our report dated February 17, 2017 relating to the balance sheet of Vantage Energy Acquisition Corp. as of February 14, 2017, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from February 8, 2017 (date of inception) to February 14, 2017 and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
April 2, 2017